EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs ETF Trust of our reports dated October 26, 2020, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended August 31, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 28, 2020

Appendix A

Fund name

Goldman Sachs ActiveBeta® International Equity ETF
Goldman Sachs ActiveBeta® Emerging Markets Equity ETF
Goldman Sachs ActiveBeta® Europe Equity ETF
Goldman Sachs ActiveBeta® Japan Equity ETF
Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF
Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF
Goldman Sachs Hedge Industry VIP ETF
Goldman Sachs Access High Yield Corporate Bond ETF
Goldman Sachs Access Investment Grade Corporate Bond ETF
Goldman Sachs Access Treasury 0-1 Year ETF
Goldman Sachs Access Inflation Protected USD Bond ETF
Goldman Sachs Access Ultra Short Bond ETF
Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF
Goldman Sachs Equal Weight U.S. Large Cap Equity ETF
Goldman Sachs JUST U.S. Large Cap Equity ETF
Goldman Sachs MarketBeta Emerging Markets Equity ETF
Goldman Sachs MarketBeta International Equity ETF
Goldman Sachs MarketBeta U.S. Equity ETF